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                                                                   Exhibit 10.36

                            ASSIGNMENT OF AGREEMENT

     THIS ASSIGNMENT OF AGREEMENT, made and entered into as of the 5TH day of January, 2001, by and among Tritel, Inc., a Delaware corporation ("Tritel") and Tritel License - Alabama, Inc., a Delaware corporation ("Tritel-Alabama").

                             W I T N E S S E T H :

     WHEREAS, Tritel has purchased certain PCS licenses (the "ALLTEL Licenses") from ALLTEL Communications, Inc., pursuant to the terms of that certain Asset Purchase Agreement, dated as of October 23, 2000 (the "APA");

     WHEREAS, prior to entering into the APA, Tritel entered into a letter agreement with AT&T Wireless Services, Inc., dated October 20, 2000 (the "Letter Agreement"), pursuant to which AT&T agreed that Tritel would have the right for eighteen (18) months following the purchase of the ALLTEL Licenses to cause AWS to purchase the ALLTEL Licenses from Tritel and that, subject to certain restrictions, during that same period, AWS would have the right to cause Tritel to sell the ALLTEL Licenses to AWS;

     WHEREAS, Tritel has transferred the ALLTEL Licenses to Tritel-Alabama; and

     WHEREAS, Tritel wishes to assign its rights and obligations under the Letter Agreement to Tritel-Alabama, the entity holding the ALLTEL Licenses, and AWS has consented to such assignment.

     NOW, THEREFORE, in consideration of the mutual agreements contained and other valuable and good consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Assignment of Lease:  Effective as of 12:01 a.m. on the date hereof,
          -------------------
(the "Assignment Date") Tritel does hereby assign, transfer and convey to Tritel-Alabama all of Tritel's right, title and interest in and to the Letter Agreement. Tritel-Alabama accepts, assumes and agrees to be bound by and perform all covenants, conditions, obligations and duties of Tritel under the Letter Agreement.

     2.   Notices Effective on the Assignment Date:  As of the Assignment Date,
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all notices required under the Letter Agreement to be given to Tritel shall be sent to Tritel-Alabama at:

     Tritel License-Alabama, Inc.
     c/o Tritel Communications, Inc.
     111 E. Capitol Street, Suite 500
     Jackson, Mississippi 39201
     Attn:  James H. Neeld, IV
     Fax:  (601) 914-8020

     With a copy to

     TeleCorp Communications, Inc.
     1010 North Glebe Road, Suite 800
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     Arlington, VA 22201
     Attn:  Thomas H. Sullivan
     Fax: (703) 236-1376

     3. This Assignment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia, without regard to principles of conflicts of law.

     4. This Assignment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.


TRITEL, INC.


By:  /s/  Thomas H. Sullivan
     --------------------------
Name:
Title:


TRITEL LICENSE - ALABAMA, INC.


By:  /s/  Thomas H. Sullivan
     --------------------------
Name:
Title:


AT&T Wireless Services, Inc. hereby consents to Tritel's assignment of its rights and obligations under the Letter Agreement to Tritel-Alabama.

AT&T WIRELESS SERVICES, INC.



By:  /s/  Joseph Stumpf
     --------------------------
  Its:____________________

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